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                                                                      EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT


                                                              State/Country
         Name                                                 of Incorporation
         ----                                                 ----------------

L. Perrigo Company                                            Michigan

Perrigo Company of South Carolina, Inc                        Michigan

Perrigo International, Inc.                                   Michigan

Perrigo International Holdings, Inc.                          Michigan

Perrigo Sales Company                                         Michigan

Perrigo Company of Tennessee, Inc.                            Tennessee

Perrigo (Barbados), L.T.D.                                    Barbados

Perrigo de Mexico S.A. de C.V.                                Mexico

Quimica y Farmacia S.A. de C.V.                               Mexico

Perrigo do Brasil Ltda.                                       Brazil

Wrafton Laboratories Limited                                  United Kingdom

Perrigo U.K. Acquisition Limited                              United Kingdom

Perrigo Ventures Limited                                      United Kingdom

Wrafton Trustees Limited                                      United Kingdom




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